Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this amended Registration Statement on Form F-4 of our report dated October 24, 2003, except for the restatement described in Note 4 for which the date is April 14, 2004, relating to the consolidated financial statements of Stratus Technologies International, S.à r.l., which appears in such amended Registration Statement. We also consent to the reference to us under the heading “Experts” in such amended Registration Statement.

/s/ PricewaterhouseCoopers S.à r.l.	Luxembourg, April 22, 2004
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